EXHIBIT 10.19

                                  SCHEDULE "A"
                                  ------------

  THIS ADDENDUM has been made effective as of the 1 day of December, 2004.
                                                  -        --------

This Schedule supersedes any previous Schedule "A" attached hereto for reference and forms an integral part of the entire Key Principal Employment Agreement originally entered into by the Company and Principal.

This Addendum has been made pursuant to a certain performance evaluation or position review conducted by Operations - Human Resources in conjunction with the Board of Directors of the Company.

Recital     B.  and  Paragraph  2.  Engagement
-------     ----------------------------------

     Description  of  the  Employee's  skills  and  services:

-     See  original  Schedule  "A"  dated  April  1,  2001

     Employee's  Position  &  Title:

-     Vice  President  Product  Manager

     Employee's  Duties  &  Responsibilities:

- Provide the product definition and requirements planning process for specific product releases (Functional Specifications).
- Document and communicate release-specific feature and performance requirements, user scenarios, and acceptance criteria.
- Work in close partnership with cross-functional teams (e.g., network, operations, pricing, underwriting, information services, sales, legal) to help orchestrate product releases, make trade-off's, establish priorities, and resolve feature implementation issues.
- Collaborate with product marketing on solution positioning, value proposition, market segmentation, customer qualification, and sales tools.
- Collaborate with sales and sales support to identify opportunities for differentiation and competitive advantage.
-    Work with an engineering counterpart to define product release requirements
- Work with marketing communications to help define the go-to-market strategy understanding the product positioning, key benefits, and target customer, and ensure that key messages and programs are consistent with the solutions strategy.
- Assist in refinement of the product roadmap taking into account the market, competition, customer needs, and business objectives.
- Assist market intelligence with the creation of regional competitive bulletins and executive summaries on market trends.
- Work with the market research team to gather and prioritize market and customer requirements via customer interaction and market research.
-    Direct  user  research  to  define  user  needs  and  provide  feedback.
- Lead usability testing and the translation of these results into requirements.

Paragraph  6.  Term
-------------------

     Commencement  Date:  December  1,  2004
                          ------------------

     Evaluation  Date:    May  1,  2005
                          ------------------

Paragraph  7.  Remuneration
---------------------------

     Description  of  the  Employee's  Remuneration  and terms of payment, etc.:

(a)     Wages:  $90,000.00  CAD  per  annum
                ---------------

(b)     Employee  Stock  Options,  if  any:

- Terms and conditions of any Stock Grants or Stock Options will be provided for and governed by a separate and independent agreement issued by its parent company (the "Stock Agreement")


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-     If the Principal is terminated or resigns for any reason, the treatment if any issued Stock Grants or Stock Options after such termination or resignation will be determined and governed by such Stock Agreement issued by its parent company.

(c) Bonuses: To be determined on performance on an annual basis to be solely determined by direct management or Board of Directors of the Company.

Paragraph  8.  Benefits
-----------------------

     Description  of  the  Benefits  available:

-     Full  Medical  &  Dental  Benefits
-     Full  Travel  and  Key  Man  Insurance  of  $1,000,000.00
-     Full  Directors  &  Officers  Liability  Insurance

Paragraph  9.  Holidays
-----------------------

     Number  of  weeks  of  holiday  available  to  the  Employee:

-     4  weeks  holiday
-     Statutory  holidays

Paragraph  10.  Expenses  and  Automobile
-----------------------------------------

     The Company agrees to pay Employee mileage at the rate of $_____ per kilometre for his use of the Employee's vehicle for Company business or $______ per month whichever is greater.

- Principal has up to $2,000.00 a month in personal expense allowance as a taxable benefit. Principal must provide for valid receipts at the end of each month prior to reimbursement. Source income/benefit deductions will not be deducted immediately from such personal expense allowance until the end of each fiscal year.
- Principal may submit valid receipts for reasonable meals, gasoline and travel expenditures that are directly attributed to the normal course of business of the Company.
- At the financial affordability of the Company, the Principal may at his election, be provided with a lease vehicle of no greater than $750 per month in lease payments every three years and the Company agrees to provide such vehicle and all necessary maintenance, up-keep and insurance coverage for his sole use. The Principal agrees that such lease vehicle will be the property of the Company during his use and in the event of his termination or resignation, the Principal shall have an option to purchase or assume the lease vehicle from the Company under terms to be mutually determined by the Principal and the Company at the time of such event. In the event the Company can not afford to provide such lease vehicle during the duration of the Term of the Agreement, the Principal agrees that he cannot claim for any past loss of this benefit.

-    Reasonable  Parking  Disbursement  or  facilitation  of  parking  space.


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Special  Particulars  (If  any)
-------------------------------

- Security Level (Black). - Principal has complete access to sensitive level networking, design and project operations.

- Principal has special authorization to have complete access and attendance to all Board Meetings conducted by the Board of Directors of the Company or Board of Directors of its Parent Company.

- Principal cannot conduct third party consultation work, carry out part-time employment or contract assignments similar to that of the projects or operations of the Company. Principal understands and agrees that the Company may at its sole right without notice, terminate the employment of the Principal in the event a breach of this particular is discovered with prior disclosure or authorization as specifically described herein.

AGREED  AND  ACCEPTED  TO:

/s/ Ricardo  Rosado
------------------------------
Ricardo  Rosado
Vice  President  Product  Manager


AGREED  AND  ACCEPTED  TO:

_________________________________               ________________________________
Authorized  Signatory  -  Human  Resources                Authorized Signatory -
Officer  /  Director


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